UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) February 16, 2007

                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                       001-12085                 33-0371079
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(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)

                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (951) 943-6007
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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.01 is incorporated herein by reference.


Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 20, 2007, National R.V. Holdings, Inc. (the "Company") completed the sale of its wholly-owned subsidiary, Country Coach, Inc., an Oregon Corporation ("CCI"), to Country Coach Holdings LLC, a Delaware limited liability company ("CC Holdings"), an entity owned primarily by Riley Investment Management, LLC, a Delaware limited liability company ("Riley Investment"). The sale was conducted pursuant to a Merger and Asset Purchase Agreement (the "Agreement") entered into on February 16, 2007 by and among CC Holdings, Country Coach Merger LLC, a Delaware limited liability company ("Merger Sub"), and Riley Investment, on one hand, and the Company and CCI, on the other. As reported in Amendment No. 4 to Schedule 13D filed with the Securities and Exchange Commission by Riley Investment and certain affiliated parties on January 23, 2007, Riley Investment and such related parties control 1,199,383 shares of the Company's Common Stock, representing approximately 11.6% of the Company's outstanding Common Stock.

The acquisition took the form of a merger whereby CCI merged with and into Merger Sub with Merger Sub surviving as a wholly-owned subsidiary of CC Holdings (the "Merger"). In addition, in connection with the transactions contemplated by the Agreement, the Company also transferred certain assets (the "Additional Assets") to Merger Sub held by the Company related to the business of CCI and Merger Sub assumed certain liabilities of the Company related to the business of CCI. At the closing of the Merger, Merger Sub was renamed Country Coach LLC. The Merger was effective upon the filing of an agreement of merger with the Secretary of State of the State of Oregon in accordance with the applicable provisions of Chapter 60 of the Oregon Revised Statutes and a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Limited Liability Company Act.

The Company received total consideration of $38,750,000 (the "Consideration") for the sale of CCI and the transfer of the Additional Assets. A portion of the Consideration was applied to reduce amounts owed by the Company under its existing credit facility as described in further detail below. In connection with the approval by the Company's Board of Directors of the Agreement, the Company received a fairness opinion from its financial advisor, The Spartan Group LLC, to the effect that the consideration to be received by the Company in connection with the sale of CCI and the Additional Assets was fair, from a financial point of view, to the Company.


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In connection with the Merger, the Company also entered into Loan Modification
Agreement No. 3 dated February 21, 2007 by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Wells Fargo"), as Agent and Lender, the Company, National R.V., Inc., a California corporation ("NRV"), and CCI ("Modification No. 3") to the Credit Agreement dated August 12, 2005 (the "Credit Agreement") by and among the Company, CCI, and NRV, certain financial institutions party thereto from time to time (the "Lenders"), and UPS Capital Corporation, a Delaware corporation, as a Lender and as administrative agent for the Lenders ("UPS"). Effective as of the closing of the Merger, Modification No. 3 (i) decreased the line of credit under the Credit Agreement from $40,000,000 to $15,000,000, (ii) provided for Wells Fargo's consent to the Merger, (iii) removed CCI as a "Borrower" under the Credit Agreement, (iv) waived certain prior events of default relating to financial covenants under the Credit Agreement, (v) revised certain of such financial covenants, (vi) replaced UPS with Wells Fargo as Agent under the Credit Agreement and (vii) assigned UPS's loans and commitments under the Credit Agreement to Wells Fargo.

The Company issued a press release on February 16, 2007 announcing the Merger and the amendment to its credit facility with UPS and Wells Fargo. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.



Item 9.01(c).  Financial Statements and Exhibits

99.1     Press release of the Company dated February 16, 2007.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                          NATIONAL R.V. HOLDINGS, INC.



                                          By: /s/ Bradley C. Albrechtsen
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                                                 Bradley C. Albrechtsen
                                                Chief Executive Officer




Date:  February 21, 2007


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